                                  EXHIBIT 4.4

                         REGISTRATION RIGHTS AGREEMENT



          THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of ________, 1998, is entered into by and between CLARUS CORPORATION, a Delaware corporation, formerly known as SQL Financials International, Inc. (the "Company"), and each of the parties listed under "Shareholders" on the signature page hereto (each signatory individually a "Shareholder" and collectively the "Shareholders"), each with offices at the addresses listed under such Shareholder's name on Schedule I hereto.

                                   RECITALS:

          The Company and Elekom Corporation, a Washington corporation ("Elekom"), have entered into an Agreement and Plan of Reorganization dated August 31, 1998 (the "Reorganization Agreement"), that provides for the merger of Elekom into a wholly owned subsidiary of the Company in a forward triangular merger, and for all of the outstanding capital stock of Elekom to be converted, in part, into _______________ shares of common stock of the Company, $.0001 par value (the "Common Stock"), and in connection therewith the Shareholders are to receive certain registration rights in respect of the Common Stock. The execution of this Agreement is a condition to the Closing under the Reorganization Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the mutual terms and provisions of this Agreement, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

          1.  Definitions.  For purposes of this Agreement, the following terms
              -----------
shall have the following respective meanings:

          (a) "Commission" shall mean the Securities and Exchange Commission or
               ----------
any other federal agency at the time administering the Securities Act or the Exchange Act;

          (b) "Exchange Act" shall mean the Securities Exchange Act of 1934, as
               ------------
amended, or any similar federal statute enacted hereafter, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time;

          (c) "Holder" shall mean a Shareholder if such Shareholder holds
               ------
Registrable Securities and any other person holding Registrable Securities to whom these registration rights have been transferred pursuant to Section 16 of this Agreement; provided however, that any person who acquires any of the Registrable Securities in a distribution pursuant to a sale under Rule 144 under the Securities Act shall not be considered a Holder.

          (d) The terms "register," "registered" and "registration" refer to a
                         --------    ----------       ------------
registration effected by preparing and filing a Registration Statement in compliance with the Securities Act and the declaration or ordering of effectiveness of such Registration Statement by the Commission;

          (e) "Registration Expenses" shall mean all expenses (except for
               ---------------------
"Selling Expenses" as defined below) incurred by the Company in complying with
Section 2 of this Agreement, including, without limitation, all registration and filing fees, printing expenses and reasonable fees and disbursements of counsel for the Company and, subject to Section 3, the reasonable fees and disbursements of one counsel to the selling shareholders.

          (f) "Registrable Securities" shall mean (i) shares of Common Stock
               ----------------------
issued pursuant to the Reorganization Agreement, and (ii) any Common Stock issued upon any stock split, stock dividend or other distribution with respect to, or in exchange or in replacement of, the foregoing;

          (g) "Registration Statement" shall mean a registration statement on
               ----------------------
Form S-1 or Form S-3 filed by the Company with the Commission for a public offering and sale of securities of the Company;

          (h) "Securities Act" shall mean the Securities Act of 1933, as
               --------------
amended, or any similar federal statute enacted hereafter, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time;

          (i) "Selling Expenses" shall mean all underwriting discounts and
               ----------------
selling commissions applicable to the sale of shares of Common Stock pursuant to
Section 2 and all fees and disbursements of counsel for the Holders not included in Registration Expenses; and

          (j) All other capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Reorganization Agreement.

          2.  Piggyback Registrations.
              -----------------------

          (a) If at any time or from time to time prior to the second anniversary of the date hereof the Company shall determine to register any of its Common Stock, for its own account or for the account of any of its shareholders (other than the Holders), other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction or any rule adopted by the Commission in substitution therefor or in amendment thereto, or a registration on any registration form which does not include substantially the same information as would be required to be included in a Registration Statement covering the sale of Registrable Securities, the Company will:

          (i) promptly give to each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable Blue Sky or other state securities laws); and

          (ii) include in such registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all of the Registrable Securities specified in a written request or requests received by the Company within twenty (20) days after the giving of such written notice by the Company, by any Holder or Holders, subject to the limitations set forth in Section 2(b).

          (b) If the registration of which the Company gives notice is for a registered public offering involving an underwritten public offering, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2(a)(i). In such event the right of any Holder to registration pursuant to this Section 2 shall be conditioned upon such Holder's participation in such underwritten public offering and the inclusion of such Holder's Registrable Securities in the underwritten public offering to the extent provided herein. All Holders proposing to distribute their securities through such underwritten public offering shall (together with the Company and the other Holders distributing their securities through such underwritten public offering) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwritten public offering by the Company. Notwithstanding any other provision of this Section 2, if the underwriter determines that marketing factors require a limitation of the number of shares to be sold, all shares to be sold by the Company shall be included in such offering before any Registrable Securities are so included, and further, the underwriter otherwise may limit the number of Registrable Securities to be included in the registration and underwritten public offering. The Company shall so advise all Holders (except those Holders who have not elected to distribute any of their Registrable Securities through such underwritten public offering) and the number of shares of Registrable Securities, securities of the Company that are "Registrable Securities" as defined in that certain Stock Purchase Agreement, dated September 26, 1997, by and among SQL Financials International, Inc. and the parties listed in Schedule A thereto (the "Purchase Agreement") (the "Preferred Stock") and Management Stock (as defined in the Purchase Agreement) that may be included in the Registration and underwritten public offering shall be allocated among such Holders and holders of Preferred Stock and Management Stock in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and shares of Preferred Stock and Management Stock owned by them at the time of filing the Registration Statement. No Registrable Securities excluded from the underwritten public offering by reason of the underwriter's marketing limitation shall be included in such registration. If the terms of any such underwritten public offering differ materially from the terms (including range of offering price) previously communicated to any Holder, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, which notice, to be effective, must be received by the Company at least two (2) business days before the anticipated effective date of the Registration Statement. The Registrable Securities and/or other securities so withdrawn from such underwritten public offering shall also be withdrawn from such registration; provided, however, that
                                                         --------
if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other selling Holders may be included in such registration

(up to the maximum of any limitation imposed by the underwriters) then the Company shall include in such registration in place of such withdrawn Registrable Securities such additional Registrable Securities held by other selling Holders whose Registrable Securities were excluded pursuant to limitation by the underwriter pursuant to this Section 2(b) in the same proportion as such Registrable Securities were excluded pursuant to such underwriter limitation (with no more Registrable Securities being so included than were withdrawn). In the event that the contemplated sale does not involve an underwritten public offering and a determination that the inclusion of the Registrable Securities adversely affects the marketing of the shares shall be made by the Board of Directors of the Company in its good faith discretion, then no Registrable Securities are required hereby to be included in the contemplated sale.

          (c) The Company may at any time withdraw or abandon any Registration Statement which triggers the provisions of this Section 2 without any liability to the Holders.

          3.  Expenses of Registration.  All Registration Expenses incurred in
              ------------------------
connection with any registration, qualification and compliance pursuant to
Section 2 shall be borne by the Company. All Selling Expenses incurred in connection with any such registration shall be borne by the selling Holders on a pro rata basis. If, notwithstanding this Agreement, applicable authorities in any state wherein Registrable Securities are to be sold require an allocation of Registration Expenses, each Holder agrees to pay its apportioned share thereof.

          4.  Registration Procedures.  In the case of each registration,
              -----------------------
qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

          (a) prepare and file with the Commission a Registration Statement with respect to such Registrable Securities, and use its best efforts in good faith to cause such Registration Statement to become and remain effective as provided herein;

          (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus included in such Registration Statement as may be necessary or advisable to comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement or as may be necessary to keep such Registration Statement effective and current, but for no longer than nine (9) months subsequent to the effective date of such registration;

          (c) furnish to each seller of Registrable Securities such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as any such seller may reasonably request in order to facilitate the disposition of the Registrable Securities held by such seller;

          (d) enter into such customary agreements and take all such other action in connection therewith as any Holder may reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

          (e) use its best efforts in good faith to register and qualify the Registrable Securities covered by such Registration Statement under such securities or Blue Sky laws of such jurisdictions as any selling Holder on behalf of itself or any other selling Holder shall reasonably request and do any and all such other acts and things as may be reasonably necessary or advisable to enable such selling Holder to consummate the disposition in such jurisdictions of the Registrable Securities held by such selling Holder; provided, however that the Company shall not be required in connection therewith to qualify to do business or file a general consent to service of process in any such jurisdiction; and

          (f) furnish to each prospective selling Holder a signed counterpart, addressed to the prospective selling Holders, of (i) an opinion of counsel for the Company, dated the effective date of the Registration Statement, and, to the extent available to selling stockholders from the independent auditors of the Company, (ii) a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in the Registration Statement, covering substantially the same matters with respect to the Registration Statement (and the prospectus included therein) and (in the case of the "comfort" letter) with respect to events subsequent to the date of the financial statements, as are customarily covered (at the time of such registration) in opinions of issuer's counsel and in "comfort" letters delivered to the underwriters in underwritten public offerings of securities; provided, that the requirements of this paragraph (f) shall apply only to Holders which are including at least 50,000 shares (such number to be appropriately adjusted in the event of stock splits, stock combinations, stock dividends or similar recapitalizations) of Registrable Securities in such registration.

     Notwithstanding the foregoing provisions of this Section 4, (1) the Holders of Registrable Securities included in any Registration Statement will not (until further notice) effect sales thereof after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update such Registration Statement or prospectus; but the obligations of the Company with respect to maintaining any Registration Statement current and effective shall be extended by a period of days equal to the period such suspension is in effect; and (2) at the end of any period during which the Company is obligated to keep any Registration Statement current and effective as provided by this Section 4 (and any extensions thereof required by the preceding paragraph (1) of this Section 4), the Holders of Registrable Securities included in such Registration Statement shall discontinue sales of shares pursuant to such Registration Statement upon notice from the Company of its intention to remove from registration the shares covered by such Registration Statement which remain unsold, and such Holders shall notify the Company of the number of shares registered which remain unsold promptly after receipt of such notice from the Company.

          5.  Indemnification.
              ---------------

          (a) The Company will indemnify each Holder, each of the officers, directors and partners of such Holder, and each person controlling such Holder, if Registrable Securities held by such Holder are included in the securities with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter of such Registrable Securities, if any, and each person who controls such underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other similar document (including any related Registration Statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or (ii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse such Holder, each of the officers, directors and partners of such Holder, and each person controlling such Holder, such underwriter and each person who controls such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable to a Holder or underwriter in any such case to the extent that such claim, loss, damage, liability or expense arises out of or is based on (i) any untrue statement or omission made in reliance upon and in conformance with written information furnished to the Company by or on behalf of such Holder or underwriter and which was furnished specifically for the purpose of being used therein or (ii) a failure by any Holder to deliver a final prospectus to its transferee if any material change has been made to the preliminary prospectus.

          (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such registration, qualification or compliance, each person who controls the Company or such underwriter within the meaning of the Securities Act, and each other Holder, each of the officers, directors and partners of each such other Holder and each person controlling such other Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular or other similar document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and will reimburse the Company, such other Holders, such directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder and which was furnished specifically for the purpose of being used therein; provided, however, that the liability of such Holder under this Section 5(b) shall be limited to an amount equal to the proceeds to such Holder of Registrable Securities sold as contemplated herein.

          (c) Each party entitled to indemnification under this Section 5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party, at such party's expense, to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense (except for the payment of fees, costs and expenses provided for below), and provided further that the failure of any
                                  --------
Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure to give notice shall materially adversely affect the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Notwithstanding the election of the Indemnifying Party to assume the defense of any such claim or litigation, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense of such claim or litigation, and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of the counsel chosen by the Indemnifying Party to represent the Indemnified Party would present such counsel with a conflict of interest; (ii) the defendants in, or targets of, any such claim or litigation include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it or to other Indemnified Parties which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party); (iii) in the exercise of the Indemnified Party's reasonable judgment, the Indemnifying Party shall not have employed satisfactory counsel to represent the Indemnified Party within a reasonable time after notice of the institution of such claim or litigation; or
(iv) the Indemnifying Party shall authorize the Indemnified Party to employ separate counsel at the expense of the Indemnifying Party. The Indemnified Party shall not settle any such claim or litigation without the consent of the Indemnifying Party.

          (d) Notwithstanding the foregoing provisions of this Section 5, if a registration is subject to a firm commitment underwriting, neither the Company nor a Holder including Registrable Securities in the registration shall be required to indemnify any other party to a greater extent than the obligation of the Company or such Holder to the underwriters pursuant to the underwriting agreement pertaining to such registration.

          6.  Information by Holder.  The Holder or Holders of Registrable
              ---------------------
Securities included in any registration shall furnish to the Company in writing such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

          7.  Term.  The obligations of the Company under Section 2 of this
              ----
Agreement shall terminate on the second anniversary of the date hereof.

          8.  Market "Stand-off" Agreement.  The Holders, if requested by the
              ----------------------------
Company and an underwriter of the Company's securities, shall agree not to sell or otherwise transfer or dispose of any common stock (or other securities) of the Company (other than securities of the Company acquired in the open market) held by Holders during the 30-day periods following the effective date of a Registration Statement of the Company filed under the Securities Act provided,
                                                                     --------
that such 30-day periods shall only apply to a Registration Statement filed with respect to an underwritten public offering by the Company; and provided,
                                                               --------
further, that all Holders holding more than two percent of the outstanding
-------
common stock and all officers and directors of the Company enter into similar agreements. Such agreement shall be in writing in form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of such 30-day periods.

          9.  Amendments and Waivers.  The provisions of this Agreement,
              ----------------------
including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority of the outstanding Registrable Securities, voting together as a single class.

          10.  Notices.  All notices, demands and other communications made
               -------
hereunder shall be in writing and shall be given either by personal delivery, by nationally recognized overnight courier (with charges prepaid) or by telecopy (with telephone confirmation), and shall be deemed to have been given or made when personally delivered, the day following the date deposited with such overnight courier service or when transmitted to telecopy machine and confirmed by telephone, addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

          If to a Shareholder:

               To each Shareholder at the address and/or fax number set forth on
               Schedule I of this Agreement, and with copies to counsel, if any, indicated on Schedule I.

          If to the Company:


               Clarus Corporation, formerly known as
               SQL Financials International, Inc.
               3950 Johns Creek Court
               Suite 100
               Suwanee, Georgia  30024
               Attention:  Stephen P. Jeffery, President and CEO
               Facsimile:  (770) 291-8573

          With a copy (which shall not constitute notice) to:

               Womble Carlyle Sandridge & Rice, PLLC
               1275 Peachtree Street, N.E.
               Suite 700
               Atlanta, Georgia  30309
               Attention:  G. Donald Johnson, Esq.
               Facsimile:  (404) 888-7490


          11.  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          12.  Headings.  The headings in this Agreement are for convenience of
               --------
reference only and shall not limit or otherwise affect the meaning hereof.

          13.  Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of Georgia.

          14.  Severability.  In the event that any one or more of the
               ------------
provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          15.  Entire Agreement.  This Agreement is intended by the parties as a
               ----------------
final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the

Common Stock. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          16.  Transfer or Assignment.  Except as otherwise provided herein,
               ----------------------
this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The rights granted to the Shareholders by the Company under this Agreement may not be transferred or assigned to any transferee or assignee of any Registrable Securities except that such rights may be transferred or assigned to transferees who are affiliates of the Shareholders, so long as such transferee holds at least 1% of the outstanding capital stock of the Company and agrees in writing with the Company to hold such stock subject to the provisions of this Agreement.

          17.  Parties Benefitted.  Nothing in this Agreement, express or
               ------------------
implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Registration Rights Agreement to be signed by its duly authorized officer as of the date first above written.


                              CLARUS CORPORATION, F/K/A
                              SQL FINANCIALS INTERNATIONAL, INC


                              By:
                                 -----------------------------------
                              Name:
                                   ---------------------------------
                              Title:
                                    --------------------------------


                              SHAREHOLDERS:



                              --------------------------------------
                              NORMAN BEHAR



                              EGGHEAD.COM, INC.


                              By:
                                 -----------------------------------
                                  Name:
                                       -----------------------------
                                  Title:
                                        ----------------------------

                              HUMMER WINBLAD VENTURE PARTNERS


                              By:
                                 -----------------------------------
                                  Name:
                                       -----------------------------
                                  Title:
                                        ----------------------------


                              HUMMER WINBLAD TECHNOLOGIES FUND


                              By:
                                 -----------------------------------
                                  Name:
                                       -----------------------------
                                  Title:
                                        ----------------------------


                              OLYMPIC VENTURE PARTNERS IV


                              By:
                                 -----------------------------------
                                  Name:
                                       -----------------------------
                                  Title:
                                        ----------------------------


                              OVP IV ENTREPRENEURS FUND


                              By:
                                 -----------------------------------
                                  Name:
                                       -----------------------------
                                  Title:
                                        ----------------------------


                              --------------------------------------
                              JON LAZARUS

                                 SCHEDULE I

SHAREHOLDERS:

Norman Behar
Egghead.Com, Inc.
Hummer Winblad Venture Partners
Hummer Winblad Technologies Fund
Olympic Venture Partners IV
OVP IV Entrepreneurs Fund
Jon Lazarus